UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ___________________

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                               ___________________

                                 Date of Report
                        (Date of earliest event reported)
                                  June 10, 2005

                            NTN Communications, Inc.
             (Exact name of Registrant as specified in its charter)

        Delaware                      001-11460                    31-1103425
(State or Other Jurisdiction   (Commission File Number)        (I.R.S. Employer
    of Incorporation or                                      Identification No.)
       Organization)

         5966 La Place Court
         Carlsbad, California                                       92008
(Address of Principal Executive Offices)                          (Zip Code)

                                 (760) 438-7400
              (Registrant's telephone number, including Area Code)

                               ___________________

Item 5.02 Departure of Director or Principal Officers; Election of Directors; Appointment of Principal Officers.

     (a) Not applicable.

     (b) At a Board Meeting following the Company's Annual Shareholders' Meeting on June 10, 2005, Robert M. Bennett, 76, and Esther L. Rodriguez, 64, informed the Board of Directors of their intention to retire from their positions as Directors of the Company effective June 30, 2005. There were no disagreements with the Company on any matters related to the Company's operations, policies or practices. In connection with the retirements, the Board reduced the authorized number of directors from eight members to seven members.

     (c) Not applicable.

     (d) On June 10, 2005 and effective on June 30, 2005, Kendra Berger was appointed to the Board of Directors of the Company to fill a vacancy left by the retirement of Robert M. Bennett. Ms. Berger is currently the Executive Director of Finance and Controller of Stressgen Biotechnologies, Inc. and formerly was the Vice President, Finance and Controller of Discovery Partners International, Inc. Both Stressgen Biotechnologies, Inc. and Discovery Partners International, Inc. are publicly traded companies. Prior to joining Discovery Partners International, Inc. in 2001, Ms. Berger was the chief financial officer of the Company. She is a licensed CPA. Ms. Berger will be the designated financial expert for the Company and Chair of the Audit Committee.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            NTN COMMUNICATIONS, INC.

                                            By:     /s/ James B. Frakes
                                               _______________________________
                                                     James B. Frakes
                                                 Chief Financial Officer

Date:  June 14, 2005